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                                                                    EXHIBIT 99.2
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
     Banc One Credit Card Master Trust
     Trust Allocation Report

     Distribution Date of:                             16-Jul-01
     Determined as of:                                 10-Jul-01
     For Monthly Period Ending:                        30-Jun-01
     Days in Interest Period (30/360)                         30
     Days in Interest Period (Act/360)                        31

     Ending Pool Balance
     -------------------
     Principal                                  3,486,487,638.78
     Finance Charge                               125,059,497.99
                                                  --------------
     Total                                      3,611,547,136.77

     Seller's Interest Test
     ----------------------
     Ending Portfolio Principal Balance         3,486,487,638.78
     Trust EFA                                              0.00
                                                            ----
     Receivables + EFA                          3,486,487,638.78

     Trust Invested Amount                      3,100,000,000.00
     Trust PFA                                              0.00
                                                            ----
     Trust Adjusted Invested Amount             3,100,000,000.00

     Seller's Participation Amount (with EFA)     386,487,638.78
     Seller's Participation Amount (w/o EFA)      386,487,638.78
     Seller's Interest Percentage                         11.09%

     Required Seller's Interest Percentage                 5.00%
     Required Seller's Interest                   174,324,381.94

     Required Principal Balance Test
     -------------------------------
     Ending Portfolio Principal Balance         3,486,487,638.78
     Required Principal Balance                 3,100,000,000.00
                                                ----------------
     Net Excess/Deficit                           386,487,638.78

     EFA
     ---
     Beginning Excess Funding Account Balance               0.00
     Required Excess Funding Account Deposit                0.00
     Excess Funding Account Withdrawal                      0.00

     Shared Principal Collections
     ----------------------------
     Series 1996-A                                 56,989,398.74
     Series 1997-1                                193,763,955.78
     Series 1997-2                                102,580,917.76

     Delinquent Accounts
     -------------------
     30 - 59 days                  1.77%           63,797,879.24
     60 - 89 days                  1.30%           46,827,781.78
     90 days +                     2.30%           83,105,235.58
     Total 30 days +               5.36%          193,730,896.60

     Miscellaneous
     -------------
     Gross Credit Losses           8.36%           24,495,168.01
     Net Credit Losses             7.88%           23,103,457.85
     Discount Option Receivables                            0.00
     Discount Percentage                                   0.00%
     Finance Charges Billed                        49,230,561.64
     Fees Billed                                    6,828,545.96
     Interchange                                    7,815,335.91
     Interest Earned on Collection Account              1,342.59
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